UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 21, 2004

Cord Blood America, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-50746	65-1078768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA 90069

(Address of Principal Executive Office) (Zip Code)

(310) 432-4090

(Registrant’s telephone number, including area code)

10940 Wilshire Boulevard, 4th Floor, Los Angeles, CA 90024

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

We entered into a Loan Agreement with an unaffiliated party on September 17, 2004. Pursuant to that agreement, we borrowed $250,000 in September 2004 and the lender was obligated to loan an additional $250,000 to us in October 2004. $250,000 was loaned to us on October 21, 2004. The loan bears interest at 10% per annum and is unsecured. If certain of our obligations are paid in full, then commencing on the first to occur of the date of such payment or February 15, 2005, and continuing on the fifteenth day of each calendar month through and including September 15, 2005, we are obligated to continue to pay to the lender an amount equal to 5% of our consolidated gross revenues for the immediately preceding calendar month. Payments are applied first to interest accrued and then to the outstanding principal amount. The entire amount of the loan and all interest accrued thereon is finally due and payable on October 15, 2005.

Pursuant to the Loan Agreement, we issued to the lender warrants to purchase 500,000 shares of our common stock. The warrants are exercisable for a period of five years at an exercise price of $0.1875.

For a more complete description of our loan arrangements, reference is made to our Amendment No. 2 to Registration Statement on Form 10-SB filed on October 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Dated: October 22, 2004	By:	/s/ SANDRA D. SMITH
Sandra D. Smith Chief Financial Officer